As filed with the United States Securities and Exchange Commission on August 10, 2017
Registration No. 33-64337
Registration No. 333-72727
Registration No. 333-91849

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-64337
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-72727
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-91849

UNDER THE SECURITIES ACT OF 1933

CARDINAL HEALTH, INC.
(Exact name of registrant as specified in its charter)

Ohio	31-0958666
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7000 Cardinal Place
Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)

Cardinal Health, Inc. Amended and Restated Equity Incentive Plan
(Full title of the plan)

Jessica L. Mayer
Executive Vice President, Deputy General Counsel and Corporate Secretary
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
(614) 757-5000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to Registration Statements on Form S-8 No. 33-64337, 333-72727 and 333-91849 of Cardinal Health, Inc. (the “Registrant”). The Registrant is filing these Post-Effective Amendments relating to the employee benefit plan listed on the cover page of this Form S-8, which has expired, solely to deregister any and all securities previously registered under the Registration Statements with respect to such plan that remain unsold as of the date hereof and to terminate the effectiveness of the Registration Statements with respect to such plan.
Item 8.    Exhibits.

Exhibit No.	Description
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company's Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed on November 3, 2016, File No. 333-144368)

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on August 10, 2017.

CARDINAL HEALTH, INC.

By:	/s/ Jessica L. Mayer
Jessica L. Mayer
Executive Vice President, Deputy General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chairman and Chief Executive Officer and Director (principal executive officer)	August 10, 2017
George S. Barrett

*	Chief Financial Officer (principal financial officer)	August 10, 2017
Michael C. Kaufmann

*	Senior Vice President and Chief Accounting Officer (principal accounting officer)	August 10, 2017
Stuart G. Laws

*	Director	August 10, 2017
David J. Anderson

*	Director	August 10, 2017
Colleen F. Arnold

*	Director	August 10, 2017
Carrie S. Cox

*	Director	August 10, 2017
Calvin Darden

*	Director	August 10, 2017
Bruce L. Downey

*	Director	August 10, 2017
Patricia A. Hemingway Hall

*	Director	August 10, 2017
Clayton M. Jones

*	Director	August 10, 2017
Gregory B. Kenny

*	Director	August 10, 2017
Nancy Killefer

*	Director	August 10, 2017
David P. King

* By:	/s/ Jessica L. Mayer
Name:	Jessica L. Mayer
Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company's Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed on November 3, 2016, File No. 333-144368)

4